                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or as part of this registration statement.


                                          /s/ ARTHUR ANDERSEN LLP



San Jose, California

September 25, 2001